EXHIBIT 31.2
RULE 13a-14(a)/15d-14(a) CERTIFICATION
I, Thomas J. Felmer, certify that:
(1) I have reviewed this quarterly report on Form 10-Q/A of Brady Corporation; and
(2) Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material act necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
Date: December 13, 2010

/s/ THOMAS J. FELMER Thomas J. Felmer
Senior Vice President and Chief Financial Officer